Global Payments Reports First Quarter Earnings,
Increases 2017 Outlook and Refinances Debt Facilities

ATLANTA, May 4, 2017 -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2017.
“We are off to an exceptional start to 2017, producing double digit organic growth across our markets worldwide in the first quarter," said Jeff Sloan, Chief Executive Officer.  "In particular, organic growth in our integrated and vertical markets business accelerated, contributing significantly to our strong performance," Sloan continued. "We have completed the first anniversary of our Heartland partnership, and our combined results underscore our consistency of execution and position us as the leading provider of technology-enabled, software-driven solutions worldwide.”

First Quarter 2017 Summary

•
GAAP revenues were $919.8 million, compared to $626.3 million in the first quarter of 2016; diluted earnings per share were $0.32 compared to $0.46 in the prior year; and operating margin was 11.4% compared to 15.1% in the first quarter of 2016.

•	Adjusted net revenue grew 68% to $803.9 million, compared to $479.6 million in the first quarter of 2016.

•	Adjusted earnings per share grew 33% to $0.85, compared to $0.64 in the first quarter of 2016.

•	Adjusted operating margin expanded 110 basis points to 28.5%.

2017 Outlook
“As a result of our strong first quarter performance and progress with Heartland integration efforts, we are increasing our outlook for 2017,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “We now expect adjusted net revenue to range from $3.38 billion to $3.46 billion, or growth of 19% to 22% over 2016 and adjusted operating margin to expand by as much as 110 basis points. Adjusted earnings per share are now expected to be in a range of $3.78 to $3.95, reflecting growth of 19% to 24% over 2016, which includes the impact of our recent refinancing.”

Debt Refinancing
On May 2, 2017, Global Payments successfully closed an amendment to its credit facility agreement. Under the terms of the amendment, the company increased its aggregate term loan B facilities by $610 million with the proceeds being used to reduce a portion of the term loan A facilities and outstanding revolving credit facility borrowings. The company's total borrowings remain unchanged as a result of the amendment.
The amendment reduced the interest rate spread on all credit facilities by 50 basis points (subject to adjustment based on an amended leveraged-based pricing grid). Further, the amendment extended the maturities of the term loan A facilities and the revolving credit facility to May 2022.

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.0133 per share payable June 23, 2017 to shareholders of record as of June 9, 2017. This dividend includes the period from December 1, 2016 through March 31, 2017 to reflect the company’s transition to a calendar year fiscal period.

Conference Call
Global Payments’ management will host a conference call today, May 4, 2017 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies,

partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 8,500 employees worldwide, Global Payments is a member of the S&P 500 with merchants and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our potential failure to safeguard our data; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; increased merchant, referral partner or ISO attrition; our ability to increase our share of existing markets and expand into new markets; political, economic and regulatory changes in the foreign countries in which we operate; system interruptions in service; increases in credit card network fees; future performance, integration and conversion of acquired operations; and other risk factors presented in our Transition Report on Form 10-K for the seven months ended December 31, 2016 and any subsequent SEC filings, which we advise you to review. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Isabel Janci		Amy Corn
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31, 2017	March 31, 2016	% Change

Revenues	$919,762	$626,259	46.9%

Operating expenses:
Cost of service	455,936	248,187	83.7%
Selling, general and administrative	358,856	283,499	26.6%
	814,792	531,686	53.2%

Operating income	104,970	94,573	11.0%

Interest and other income	1,607	1,282	25.4%
Interest and other expense	(41,297)	(13,075)	215.8%
	(39,690)	(11,793)	236.6%

Income before income taxes	65,280	82,780	(21.1)%
Provision for income taxes	(12,321)	(19,333)	(36.3)%
Net income	52,959	63,447	(16.5)%
Less: Net income attributable to noncontrolling interests, net of income tax	(4,146)	(3,536)	17.3%
Net income attributable to Global Payments	$48,813	$59,911	(18.5)%

Earnings per share attributable to Global Payments:
Basic	$0.32	$0.46	(30.4)%
Diluted	$0.32	$0.46	(30.4)%

Weighted-average number of shares outstanding:
Basic	152,304	129,268
Diluted	153,255	130,137

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31, 2017	March 31, 2016	% Change

Adjusted net revenue	$803,879	$479,599	67.6%

Adjusted operating income	$228,749	$131,635	73.8%

Adjusted net income	$130,034	$83,547	55.6%

Adjusted EPS:	$0.85	$0.64	32.8%

See Schedule 6 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2017		March 31, 2016		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]

Revenues:
North America	$687,044	$597,482	$427,860	$297,957	60.6%	100.5%
Europe	165,549	139,228	144,119	127,362	14.9%	9.3%
Asia-Pacific	67,169	67,169	54,280	54,280	23.7%	23.7%
	$919,762	$803,879	$626,259	$479,599	46.9%	67.6%

Operating income:
North America	$94,083	$172,377	$65,190	$78,649	44.3%	119.2%
Europe	54,507	63,908	55,778	61,638	(2.3)%	3.7%
Asia-Pacific	19,754	20,970	14,559	16,597	35.7%	26.3%
Corporate	(63,374)	(28,506)	(40,954)	(25,249)	54.7%	12.9%
	$104,970	$228,749	$94,573	$131,635	11.0%	73.8%

1 See Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$1,261,845	$1,162,779
Accounts receivable, net of allowances for doubtful accounts of $1,280 and $1,092 respectively	264,042	275,032
Claims receivable, net of allowances for doubtful accounts of $5,740 and $5,786, respectively	7,961	8,202
Settlement processing assets	751,509	1,546,854
Prepaid expenses and other current assets	113,823	123,139
Total current assets	2,399,180	3,116,006
Goodwill	4,859,387	4,807,594
Other intangible assets, net	1,997,420	2,085,292
Property and equipment, net	551,951	526,370
Deferred income taxes	15,838	15,789
Other	135,940	113,299
Total assets	$9,959,716	$10,664,350

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$276,403	$392,072
Current portion of long-term debt	179,004	177,785
Accounts payable and accrued liabilities	824,319	804,887
Settlement processing obligations	813,136	1,477,212
Total current liabilities	2,092,862	2,851,956
Long-term debt	4,221,258	4,260,827
Deferred income taxes	636,908	676,472
Other noncurrent liabilities	132,397	95,753
Total liabilities	7,083,425	7,885,008
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 152,502,543 issued and outstanding at March 31, 2017 and 152,185,616 issued and outstanding at December 31, 2016	—	—
Paid-in capital	1,826,166	1,816,278
Retained earnings	1,192,519	1,137,230
Accumulated other comprehensive loss	(287,806)	(322,717)
Total Global Payments shareholders’ equity	2,730,879	2,630,791
Noncontrolling interests	145,412	148,551
Total equity	2,876,291	2,779,342
Total liabilities and equity	$9,959,716	$10,664,350

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net income	$52,959	$63,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	24,984	18,767
Amortization of acquired intangibles	84,049	20,545
Share-based compensation expense	8,816	7,047
Provision for operating losses and bad debts	13,482	6,553
Amortization of capitalized customer acquisition costs	8,948	—
Deferred income taxes	(19,391)	(2,328)
Other, net	4,692	2,598
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	11,929	52,461
Claims receivable	(6,557)	(4,970)
Settlement processing assets and obligations, net	122,948	66,233
Prepaid expenses and other assets	4,644	(12,587)
Capitalized customer acquisition costs	(4,559)	—
Accounts payable and other liabilities	(12,979)	(9,553)
Net cash provided by operating activities	293,965	208,213
Cash flows from investing activities:
Capital expenditures	(46,219)	(24,367)
Other, net	(422)	(74)
Net cash used in investing activities	(46,641)	(24,441)
Cash flows from financing activities:
Net payments on settlement lines of credit	(117,789)	(135,071)
Proceeds from long-term debt	149,000	142,000
Repayments of long-term debt	(189,732)	(157,000)
Payment of debt issuance costs	(896)	(2,099)
Repurchase of common stock	—	(2,901)
Proceeds from stock issued under share-based compensation plans	1,149	179
Common stock repurchased - share-based compensation plans	(167)	(527)
Distributions to noncontrolling interests	(8)	(4,740)
Dividends paid	(1,522)	(1,293)
Net cash used in financing activities	(159,965)	(161,452)
Effect of exchange rate changes on cash	11,707	17,849
Increase in cash and cash equivalents	99,066	40,169
Cash and cash equivalents, beginning of the period	1,162,779	587,751
Cash and cash equivalents, end of the period	$1,261,845	$627,920

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2017
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$919,762	$(115,883)	$—	$—	$803,879

Operating income	$104,970	$—	$123,779	$—	$228,749

Net income attributable to Global Payments	$48,813	$—	$121,992	$(40,771)	$130,034

Diluted earnings per share attributable to Global Payments[4]	$0.32				$0.85

	Three Months Ended March 31, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$626,259	$(146,660)	$—	$—	$479,599

Operating income	$94,573	$—	$37,062	$—	$131,635

Net income attributable to Global Payments	$59,911	$—	$35,996	$(12,360)	$83,547

Diluted earnings per share attributable to Global Payments[4]	$0.46				$0.64

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended March 31, 2017 include $86.3 million and $37.5 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $84.6 million and employee termination expenses of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.8 million, merger-related costs of $26.1 million, and employee termination expenses of $2.6 million.

Earnings adjustments to operating income for the three months ended March 31, 2016 include $21.1 million and $16.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $21.1 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $7.0 million, merger-related costs of $8.7 million and $0.3 million of other adjustments.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 7
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$687,044	$(89,562)	$—	$597,482	$427,860	$(129,903)	$—	$297,957
Europe	165,549	(26,321)	—	139,228	144,119	(16,757)	—	127,362
Asia-Pacific	67,169	—	—	67,169	54,280	—	—	54,280
	$919,762	$(115,883)	$—	$803,879	$626,259	$(146,660)	$—	$479,599

Operating income:
North America	$94,083	$—	$78,294	$172,377	$65,190	$—	$13,459	$78,649
Europe	54,507	—	9,401	63,908	55,778	—	5,860	61,638
Asia-Pacific	19,754	—	1,216	20,970	14,559	—	2,038	16,597
Corporate	(63,374)	—	34,868	(28,506)	(40,954)	—	15,705	(25,249)
	$104,970	$—	$123,779	$228,749	$94,573	$—	$37,062	$131,635

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended March 31, 2017 include $86.3 million and $37.5 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $84.6 million and employee termination expenses of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.8 million, merger-related costs of $26.1 million, and employee termination expenses of $2.6 million.

Earnings adjustments to operating income for the three months ended March 31, 2016 include $21.1 million and $16.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $21.1 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $7.0 million, merger-related costs of $8.7 million and $0.3 million of other adjustments.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 8
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2016 Actual	2017 Outlook	% Change
Revenues:
GAAP revenue	$3.37	$3.81 to $3.89	13% to 15%
Adjustments[1]	(0.53)	(0.43)
Adjusted net revenue	$2.84	$3.38 to $3.46	19% to 22%

Earnings Per Share ("EPS"):
GAAP diluted EPS	$1.37	$1.91 to $2.08	39% to 52%
Acquisition-related amortization expense, share-based compensation expense and other items[2]	1.82	1.87
Adjusted EPS	$3.19	$3.78 to $3.95	19% to 24%

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.

2 Adjustments to Calendar 2016 GAAP diluted EPS include acquisition related amortization expense of $1.17, share-based compensation expense of $0.14 and net other items of $0.51, including merger-related costs of $0.62 and a $0.16 adjustment to remove a gain on the sale of membership interests in Visa Europe.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and earnings per share ("EPS") information determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.